AVAX TECHNOLOGIES, INC.                                               EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE

          MONTH OF                                MONTHS O/S   WEIGHTED          YEAR          YEAR             YEAR
        ISSUANCE FOR           NUMBER OF          EACH GIVE     AVERAGE         ENDED          ENDED            ENDED
        F/S PURPOSES            SHARES               YEAR       SHARES           1994          1995             1996
        ------------            ------               ----       ------           ----          ----             ----

January '90                    582,500                                           582,500       582,500           582,500

August '91                     230,000                                           230,000       230,000           230,000

June '92                       287,098                                           287,098       287,098           287,098

Series A Preferred:
June '92                       259,375                                               (a)                           (a)
July '92                        59,375
Sept '92                         3,125
                               321,875                                                          321,875
                          -------------

July '93                         7,359
November '93                     1,359
                                 8,718                                             8,718          8,718            8,718
                          --------------

July '94                         3,750               5.5              1,719        1,719          3,750            3,750

April '95                     (111,330)              8.5            (78,858)                    (78,858)
May '95                       (196,618)              7.5           (122,886)                   (122,886)
September '95                  402,490               3.5            117,393                          (b)
November '95                 1,374,729               2.5            286,402                          (b)
                                                                    --------
                             1,469,271                              202,050                                    1,469,271
                          -------------                             --------

March '96                      (77,901)              9.5            (61,672)
May & June '96                 321,875               7              187,760
May & June '96                 129,099               7               75,308
June '96                           500               6.5                271
July '96 (d)                    46,875               5.5             21,484
                               420,448                              223,152                                      223,152
                          -------------                             --------
Cheap Shares:
September and
   November '95              1,777,218
Treasury Shares                 (1,814)
                             1,775,405                                         1,775,405       1,775,405
                          -------------

June '96                          9,375
Treasury Shares                     (96)
                                  9,279                                            9,279           9,279            9,279
                          --------------
CheapWarrants (c):
January and February '96
and August '95                 120,000
Treasury Shares                 (1,225)
                               118,776                                           118,776         118,776           118,776
                          -------------

June, July and
September '92 warrants
additional warrants
issued under
anti-dilution provisions
within one year of IPO          63,112
Treasury Shares                (47,978)
                                15,134                                              15,134         15,134            15,134
                          -------------

Cheap Options (e)
May '96                        318,873
Treasury Shares                (81,345)
                               237,527                                             237,527       237,527           237,527
                          -------------

AVAX TECHNOLOGIES, INC.                                               EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE (CONTINUED)





Weighted Average Shares                                                          3,266,154    3,388,316          3,185,203

Net Income (Loss) Attributable to Common Stockholders                             (781,221)     642,282         (2,668,586)
Net Income (Loss) Per Share                                                      $   (0.24)  $     0.19         $    (0.84)

(a) -  Not included because it would be anti-dilutive
(b) -  see cheap shares
(c) - represents bridge loan warrants (100,000) issued within one year of IPO, exercised after June '96
       Also includes 20,000 bridge placement warrants issued within one year of IPO, not yet exercised, and excludes 11,250 bridge placement warrants issued prior to June '95, not yet exercised (20,000 + 11,250 = 31,250 total bridge placement warrants)
(d) - represents the non-cheap portion of the bridge warrants exercised in July issued prior to June '95 (9,375 + 100,000 + 46,875 = 156,250 total bridge warrants) (e) - 252,500 options issued to Officers and an employee in September not considered cheap options since issued subsequent to IPO and not included in 1996 because it would be anti-dilutive

AVAX TECHNOLOGIES, INC.                                               EXHIBIT 11
COMPUTATION OF SUPPLEMENTARY EARNINGS (LOSS) PER SHARE

          MONTH OF                               MONTHS O/S   WEIGHTED          YEAR           YEAR             YEAR
        ISSUANCE FOR            NUMBER OF         EACH GIVE     AVERAGE         ENDED          ENDED            ENDED
        F/S PURPOSES             SHARES              YEAR       SHARES           1994          1995             1996
        ------------             ------              ----       ------           ----          ----             ----
Net Income (Loss) Attributable to Common Stockholders                                         642,282        (2,668,586)

Interest on Debt Repaid                                                                         96,962            55,247
Deferred Financing Cost related to Debt Repaid                                                  12,562

Supplementary Net Income (Loss)                                                               751,806        (2,613,339)

Weighted Average Shares                                                                     3,388,316         3,185,203

Additional Shares:
Conversion of Series A Preferred                                                                   (e)          321,875
Less:Series A Preferred included in primary calculation                                                        (187,760)
Common Stock Equivalents sold to retire debt                                                  320,664           320,664

Supplementary Weighted Average Shares                                                       3,708,980         3,639,982


Supplementary Net Income (Loss) per share                                                   $    0.20        $    (0.72)



(e) - Included in weighted average shares for primary calculation